Exhibit 99.2

This Statement on Form 4 is filed by: (i) SCA Horus Holdings, LLC, (ii) AP VIII (SCA Stock AIV), LLC, (iii) Antoine Munfakh, and (iv) Richard Offutt.

Name of Designated Filer: SCA Horus Holdings, LLC

Date of Event Requiring Statement: January 11, 2024

Issuer Name and Ticker or Trading Symbol: Sun Country Airlines Holdings, Inc. [SNCY]

SCA Horus Holdings, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

AP VIII (SCA Stock AIV), LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Antoine Munfakh

/s/ Antoine Munfakh

Richard Offutt

/s/ Richard Offutt

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